UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th floor, SE-111 20,

Box 70381, SE-107 24 Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 23, 2012, Autoliv, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter of 2012. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. This press release contains certain references to financial measures identified as “organic sales,” “operating margin (excluding certain costs),” “operating working capital,” “net debt,” “leverage ratio” and “interest coverage ratio,” all of which are adjustments from comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP and management believes that these financial presentations provide useful supplemental information which is important to a proper understanding by investors of the Company’s core business results. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. For an explanation of the reasons for which management uses these figures, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with SEC on February 23, 2012, as amended by our Form 10-K/A filed with the SEC on March 7, 2012.

Item 7.01 Regulation FD disclosure

On October 23, 2012, the Company issued a press release announcing its financial results for the third quarter of 2012. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated October 23, 2012 reporting Autoliv, Inc.’s financial results for the third quarter of 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.

Date: October 23, 2012

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary